Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-189730 on Form S-8 of our report dated June 14, 2017, with respect to the financial statements and supplemental schedule of VBA Defined Contribution Plan for Sonabank included in this Annual Report on Form 11-K for the year ended December 31, 2016.

/s/ DIXON HUGHES GOODMAN LLP

Gaithersburg, Maryland

June 14, 2017